EXHIBIT 10.9

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is made as of June 1,1999, as amended on September 28, 2006 by and between CRITICARE SYSTEMS, INC., a Delaware corporation (the “Company”), and Drew Diaz (‘Employee”).

RECITALS

A.	Employee is currently employed by the Company as its Senior Vice President of Worldwide Sales.

B.	The Company desires to make certain agreements with Employee in order to induce Employee to remain in such employ and in exchange for Employee’s covenants herein.

C.	The parties desire to evidence their agreement as to the terms of the Company’s employment of Employee.

AGREEMENT

In consideration of the foregoing recitals and mutual covenants contained herein, the parties hereby agree as follows:

1.
Employment. The Company hereby continues its employment of Employee as the Company’s Senior Vice President of Worldwide Sales, and Employee hereby accepts such employment, subject to the provisions of this agreement.

2.
Duties and Authority. Employee shall be employed as the Company’s Senior Vice President of Worldwide Sales. Employee shall have such duties and authority as are customary for the Senior Vice President of Worldwide Sales of a publicly held corporation but focusing on the development, management and supervision of a distribution network for all markets worldwide excluding OEM, China and Taiwan. Employee agrees to devote his entire business time, energy and skills to such employment. However, it is understood that Employee shall not be required to devote more than the usual and customary hours per calendar week to such employment as are generally expected of similarly situated employees of publicly held companies. At all times, Employee shall be subject to the direction of the Company’s Board of Directors and its President.

3.	Compensation and Benefits. Employee shall be entitled to the following compensation and benefits for services rendered to the Company:

(a)
Compensation. Employee shall receive an annual base salary plus commissions payable in equal installments not less frequently than monthly. Employee’s base salary shall be reviewed annually within 30 days prior to the end of each fiscal year. (but such annual base salary shall not be reduced to less than the prior year’s annual base salary without Employee’s written consent).

(b)	Bonus Plan. Employee shall be eligible to receive a bonus annually, based on Employee’s and the Company’s financial performance, in the discretion of the Board of Directors and/or President.

(c)
Expense Reimbursements. The Company shall reimburse Employee for actual out-of-pocket costs incurred for reasonable business expenses, other than automobile expenses (which are covered in Section 3(d)) in accordance with the policies and procedures of the Company in effect from time to time.

(d)	Automobile Allowance. Employee shall receive a Company car or car allowance subject to Company policies in effect from time to time with respect to reimbursement for personal use.

(e)
Vacations. Employee shall be entitled to paid vacations of not more than four weeks each calendar year, which may be taken at Employee’s discretion; provided, however, that such vacation shall not unreasonably interfere with the Company’s needs at such time. Unused vacation time for a calendar year shall not be carried over form one year to the next.

(f)	Health Insurance. Employee shall be entitled to family health insurance coverage under the Company’s group plan on a premium-sharing basis then in effect.

(g)	Life and Disability Insurance. Employee shall be entitled to participate in the Company’s group life insurance and disability insurance in effect from time to time.

(h)	Severance Pay.

(i)
This Agreement may be terminated by the Company at any time for Cause (as hereinafter defined), and in such event Employee shall not be entitled to receive any further compensation. For purposes of this Agreement, the term “Cause” shall mean acts of fraud, repeated material misconduct, or intentional dishonesty by Employee in the course of Employee’s employment with the Company, or the commission of a felony.

(ii)
In the event that Employee voluntarily terminates Employee’s employment by the Company, Employee shall not be entitled to receive any further compensation; provided, however, that if such voluntary termination occurs at any time after a change of control (as hereinafter defined), Employee shall be entitled to receive severance benefits for a period of 24 months after the date of termination consisting of the following:

A.	Payment equal to the most recent 24 months total compensation.

B.
The amount which the Company pays for group heath insurance benefits with respect to such employee and Employee’s family and the continuation of Employee’s company provided group term life insurance and disability insurance or equivalent coverage,

C.	Continuation of use of the company car or an equivalent car allowance.

(iii)
Notwithstanding anything to the contrary herein, Employee’s employment hereunder may be terminated by the Company without Cause at any time either prior to or after a “Change in Control” (as hereinafter defined), however, in such event, Company shall pay Employee for a period of 24 months after the date of termination as severance benefits consisting of the following;

A.	Payment equal to the most recent 24 months total compensation.

B.
The amount which the Company pays for group heath insurance benefits with respect to such Employee and Employee’s family and the continuation of Employee’s company provided group term life insurance and disability insurance or equivalent coverage,

C.	Continuation of use of the company car or an equivalent car allowance.

A termination without cause shall be deemed to have occurred if Company, without Employee’s consent, materially reduces Employee’s responsibilities, reduces Employee’s salary or commission structure or requires Employee to relocate or transfer to a site further than 30 miles from Employee’s current place of employment.

The term “Change in Control” shall mean

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of 50% or more of either (I) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

provided, however, that the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or

(b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(c) The consummation of a reorganization, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock or Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than a majority of, respectively, the then outstanding shares of common stock (or equivalent thereof) or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent thereof), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock (or equivalent thereof) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors (or equivalent thereof) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) The consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to an entity, with respect to which following such sale or other disposition, (i) more than a majority of, respectively, the then outstanding shares of common stock (or equivalent thereof) of such entity or the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors (or equivalent thereof) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be, (ii) less than 50% of, respectively, the then outstanding shares of common stock (or equivalent thereof) of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors (or equivalent thereof) is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such entity), except to the extent that such Person owned 50% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, as the case may be, and (iii) at least a majority of the members of the board of directors (or equivalent thereof) of such entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

All amounts payable to Employee under this Section 3 shall be paid in normal payroll installments on normal payroll dates less all applicable withholding. Except as otherwise provided in this Section 3, as of the effective date of termination, all obligations of the Company to pay Employee compensation shall terminate and the Company shall have no further obligation to Employee after the date of termination.

Upon termination of employment for any reason, Employee will deliver to the Company all data, records and information, including without limitation, all documents, correspondence, files, notebooks, reports, computer programs, software, manuals, customer information, samples and all other materials and copies thereof relating to the Company’s business which Employee may possess or which are under Employee’s control.

4.
Options. In the event of a Change in Control of the Company as those terms are defined in the Agreement, stock options held by Employee shall become immediately exercisable without regard to vesting and/or applicable benchmarks unless the agreement governing the exercise of such options contains provisions expressly to the contrary. In the event of  a sale or an exchange of assets or stock anticipated to constitute a Change of Control, the  Company agrees that it shall make provisions for the conversion or exchange of shares to  be received upon the exercise of such options for the consideration to be received by  stockholders of the Company generally; provided, however, that Employee may be  required to provide to the Company an irrevocable notice of exercise a reasonable period  of time prior to the actual closing date to facilitate such exchange.

5.
Confidentiality. Employee covenants that Employee shall at all times keep confidential the Company’s financial statements and other financial information, except to the extent (a) disclosure of financial information (but not financial statements) is incidental to the performance of Employee’s duties for the Company, (b) disclosure is required by applicable law, or (c) the Company’s Board of Directors authorizes disclosure.

6.
Other Company Employees. For a period of one year from the date Employee’s employment by the Company terminates, Employee shall not (a) solicit another Company employee to leave the Company’s employ and work for the Employee or another person or entity, or (b) participate in the hiring of another Company employee by another person or entity away from the Company.

7.	Restrictive Covenant.

(a)	As used in this Section 7, the following definitions apply:

“Products” mean vital signs medical monitoring equipment primarily marketed for use in hospital and alternate care medical facilities.

“Protected territory” means the United States of America.

(i)
Important and essential assets of the Company’s business are the identity of the Company’s customers for its Products in the Protected Territory and the identity of relationships in its distributor network for its Products in the Protected Territory and their goodwill toward the Company relating to the marketing and distribution of the Company’s Products in the Protected Territory, and

(ii)
The company through Employee has expended substantial time, money and effort in acquiring its customers and distribution network for its Products in the Protected Territory, and the business and goodwill which the Company enjoys are dependent to a high degree upon their personal relationships with Employee;

(iii)	Selling and servicing the Company’s Products in the Protected Territory requires special skills and knowledge which are valuable assets of the Company.

(b)	Employee expressly agrees that during the term of this Agreement and for a period of 12 months after Employee’s voluntary termination of employment or for a period of 12 months after the Company’s termination of Employee’s  employment with or without Cause (the running of said 12 month periods being tolled during any breach of the provisions of this section):

(i)
The Employee will not, either directly or indirectly, for himself or on behalf of or in conjunction with any other person, firm, partnership, corporation, association or other entity, contact in the Protected Territory any customer of the Company to whom the Company has sold any of its Products within 12 months immediately preceding Employee’s termination or to whom the Company or any member of its distribution network has made a proposal in the Protected Territory for the sale of the Company’s Products within the six months preceding Employee’s termination or to whom Employee or Company’s distribution network called upon in the Protected Territory during the periods described above for the primary purpose of soliciting such customer in the Protected Territory with respect to purchasing or obtaining services with respect to Products for use in the Protected Territory which compete with Products manufactured and sold by the Company, and

(ii)
Employee will not directly or indirectly solicit or communicate with members of the Company’s distribution network in the Protected Territory at the time Employee’s employment is terminated or who were members of such distribution network in the Protected Territory within 12 months immediately preceding such termination date (y). for the purpose of encouraging such persons to leave or terminate their relationship with the company, or (z) for the primary purpose of encouraging such members to represent any other person, firm, partnership, corporation, association or other entity with respect to the sale, lease or servicing of Products in the Protected Territory which compete with Products manufactured and sold by the Company.

(c)
Employee further expressly agrees that at no time during the term of this agreement will Employee engage in or have financial interest in any business which is offering, selling, supplying, manufacturing, or servicing Products which are competitive with any Products offered, sold or supplied by the Company to any person, firm, partnership, corporation, or other entity.

(d)
Employee further agrees that the remedy at law for any breach for any of the provisions of this section will be inadequate and that the Company, its successors or assigns shall be entitled to injunctive relief in addition to any other rights or remedies which the Company may have for any such breach.

8.	Arbitration. Any controversy or claims arising out of or relating to this Agreement shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Waukesha County, Wisconsin, and judgment  upon the award rendered by the arbitrator may be entered in any court having jurisdiction  thereof. If the parties cannot agree on the choice of a single arbitrator within 15 days  after receipt of a notice of arbitration, then the parties shall contact the chairperson of the  Alternative Dispute Resolution section of the Wisconsin Bar, who shall select an  independent arbitrator, and the arbitration shall be decided by such independent  arbitrator. Each of the parties reserves the right to file with a court of competent  jurisdiction an application for temporary or preliminary injunctive relief or a temporary  protective order on the grounds that the arbitration award to which the applicant may be  entitled may be rendered ineffective in the absence of such relief. The arbitration award  shall be in writing, and shall specify the factual and legal basis for the award. The losing  party shall pay all costs and expenses of the arbitrator.

9.
Notices. Any notice, request, approval, consent, demand, permission or other communication required or permitted by this Agreement shall be effective only if it is in writing signed by the party giving same and shall be deemed to have been sent, given and received only either (a) three days after depositing in the United States Mail, registered or certified mail, return receipt requested, with first-class postage prepaid, addressed as follows:

If to the Employee:

Drew Diaz
2804 Red Oak Court E
Colleyville, Texas, 76034

If to the Company:

Criticare Systems, Inc.
20925 Crossroads Circle, Suite 100
Waukesha, WI 53186-4054
Attn: President

Or to such other address as the intended recipient may have theretofore specified by notice given to the sender as provided in this section.

10.
Assignability. This Agreement requires the personal services of Employee, and Employee’s rights or obligations hereunder may not be assigned or delegated except as set forth in this Agreement. In the event of a sale of the stock of the Company, or consolidation or merger of the Company with or into another company or entity, or the sale of all or any substantial part of the assets of the Company to another corporation, entity or individual, the Company may assign this Agreement to any successor in interest and upon such assignment, Company shall have no further liability hereunder and the successor in interest shall be subject to all obligations and be entitled to enforce all rights of the Company under this Agreement. Subject to the foregoing, this Agreement shall  bind and inure to the benefit of the parties and their respective successors and assigns.

11.
Other Agreements. This Agreement contains the entire agreement between the Company and Employee with respect to the subject matter hereof, and merges and supersedes all prior agreements, understandings or negotiations whatsoever with respect to the subject matter hereof.

12.
Amendments and Waivers. No amendments to this Agreement or any waiver of any of its provisions shall be effective unless expressly stated in writing signed by both parties. No delay or omission in the exercise of any right, power or remedy under or for this Agreement shall impair this right, power or remedy or be construed as a waiver of any breach. Any waiver of a breach of any provision of this Agreement shall not be treated as a waiver of any other provision of this Agreement or of any subsequent breach of the same or any other provision of this Agreement.

13.
Severability. If any provision of the Agreement shall be held illegal, invalid or otherwise unenforceable under controlling law, the remaining provisions of this Agreement shall not be affected thereby but shall continue in effect.

14.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Wisconsin.

CRITICARE SYSTEMS, INC.

By:   /s/ Emil H. Soika
         Emil H. Soika, President and CEO

EMPLOYEE:

/s/  Drew Diaz
                                             Drew Diaz